                                                                     EXHIBIT 3.3


                                    BYLAWS OF

                         FLOUR CITY INTERNATIONAL, INC.

                              A Nevada Corporation

                       TABLE OF CONTENTS OF THE BYLAWS OF

                         FLOUR CITY INTERNATIONAL, INC.

ARTICLE 1....................................................................................1

        Section 1.01.  Name..................................................................1
        Section 1.02.  Registered Office and Resident Agent..................................1
        Section 1.03.  Other Offices.........................................................1
        Section 1.04.  Seal..................................................................1
        Section 1.05. Fiscal Year............................................................1

ARTICLE 2....................................................................................1

        Section 2.01.  Consideration for Shares..............................................1
        Section 2.02.  Payment for Shares....................................................1
        Section 2.03.  Certificates Represented Shares.......................................2
        Section 2.04.  Transfer of Stock.....................................................2
        (a)  Endorsement.....................................................................2
        (b) Witnessing.......................................................................2
        (c) Adverse Claims...................................................................2
        (d) Taxes ...........................................................................2

ARTICLE 3....................................................................................2
        Section 3.01.  Location of Shareholder Meetings......................................2
        Section 3.02.  Annual Shareholder Meetings...........................................2
        Section 3.03.  Special Shareholder Meetings..........................................3
        Section 3.04.  Notice of Shareholder Meetings........................................3
        Section 3.05.  Shareholder Quorum....................................................3
        Section 3.06.  Adjourned Shareholder Meetings........................................3
        Section 3.07.  Entry of Notice.......................................................4
        Section 3.08.  Voting................................................................4
        Section 3.09.  Consent of Absentees..................................................4
        Section 3.10.  Action Without A Meeting..............................................4
        Section 3.11.  Proxies...............................................................4



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
        Section 3.12.  Definition of "Shareholder"...........................................5

ARTICLE 4....................................................................................5

        Section 4.01.  Number of Directors...................................................5
                       -------------------
        Section 4.02.  Increase or Decrease Of Directors.....................................5
                       ---------------------------------
        Section 4.03.  Election..............................................................5
                       --------
        Section 4.04.  Vacancies.............................................................5
                       ---------
        Section 4.05.  Annual Meeting........................................................6
                       --------------
        Section 4.06.  Regular Meetings......................................................6
                       ----------------
        Section 4.07.  Other Meetings........................................................6
                       --------------
        Section 4.08.  Notice of Adjourned Meetings..........................................7
                       ----------------------------
        Section 4.09.  Entry of Notice.......................................................7
                       ---------------
        Section 4.10.  Waiver of Notice......................................................7
                       ----------------
        Section 4.11.  Quorum................................................................7
                       ------
        Section 4.12.  Adjournment...........................................................7
                       -----------
        Section 4.13.  Action Without Meeting................................................7
                       ----------------------
        Section 4.14.  Fees and Compensation.................................................7
                       ---------------------
        Section 4.15.  Indemnification.......................................................8
                       ---------------
        Section 4.16.  Power of Directors....................................................9
                       ------------------

ARTICLE 5...................................................................................11

        Section 5.01.  Officers.............................................................11
                       --------
        Section 5.02.  Election.............................................................11
                       --------
        Section 5.03.  Subordinate Officers.................................................12
                       --------------------
        Section 5.04.  Removal and Resignation..............................................12
                       -----------------------
        Section 5.05.  Vacancies............................................................12
                       ---------
        Section 5.06.  President............................................................12
                       ---------
        Section 5.07.  Vice President.......................................................12
                       --------------
        Section 5.08.  Secretary............................................................12
                       ---------
        Section 5.09.  Treasurer............................................................13
                       ---------
        Section 5.10.  Corporate Bank Accounts..............................................13
                       -----------------------
        Section 5.11.  Transfers of Authority...............................................14
                       ----------------------

ARTICLE 6...................................................................................14

        Section 6.01.  Record Date and Closing Stock Books..................................14
                       -----------------------------------
        Section 6.02.  Inspection of Corporate Records......................................14
                       -------------------------------
        Section 6.03.  Drafts...............................................................14
                       ------
        Section 6.04.  Execution of Contract................................................15
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        Section 6.05.  Certificates of Stock................................................15
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        Section 6.06.  Lost Certificates of Stock...........................................15
                       --------------------------



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
        Section 6.07.  Representation of Shares.............................................16
        Section 6.08.  Inspection of Bylaws.................................................16

ARTICLE 7...................................................................................16

        Section 7.01.  Power of Shareholders................................................16
        Section 7.02.  Power of Directors...................................................16

                                     BYLAWS
                                       OF
                     FLOUR CITY INTERNATIONAL, INCORPORATED


                                    ARTICLE 1

                                 IDENTIFICATION

        Section 1.01. Name. The name of the corporation is Flour City International, Inc. (the "Corporation").

        Section 1.02. Registered Office and Resident Agent. The address of the registered office of Flour City International, Inc. is 502 East John Street, Carson City, Nevada 89706, and the name of the resident agent at this address is CSC Services of Nevada, Inc.

        Section 1.03. Other Offices. The principal business office of the Corporation shall be established by the Board of Directors and insubordinate offices may be established by the Board of Directors.

        Section 1.04. Fiscal Year. The fiscal year of the Corporation will be determined by resolution of the Board of Directors.

                                    ARTICLE 2

                                      STOCK

        Section 2.02. Consideration for Shares. The capital stock may be issued for such consideration, expressed in dollars, and shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration, expressed in dollars, as may be fixed from time to time by the Board of Directors.

        Section 2.02. Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in the form of any tangible or intangible property or benefit to the Corporation. When the Corporation receives consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefore are fully paid and non-assessable. The judgement of the Board of Directors concerning the adequacy of consideration received for shares shall be conclusive as to all except then-existing shareholders for whom it shall be conclusive in the absence of actual fraud in the transaction. No certificate shall be issued for any share until the share is fully paid.

        Section 2.03. Certificates Representing Shares. Each holder of the capital stock of the Corporation is entitled to a certificate signed by the president and the secretary certifying the number of shares owned by the shareholder in the Corporation.

        Section 2.04. Transfer of Stock. The Corporation will register a transfer of a stock certificate presented to it for transferring if the following conditions have been fulfilled:

        (a) Endorsement. The certificate is properly endorsed by the registered shareholder or by the shareholder's duly authorized agent;

        (b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the secretary;

        (c) Adverse Claims. The Corporation has no notice of any adverse claims or has discharged its duty to inquire into any adverse claims; and

        (d) Collection of Taxes. There has been compliance with any applicable law related to the collection of taxes.

                                    ARTICLE 3

                                THE SHAREHOLDERS


        Section 3.01. Location of Shareholder Meetings. The meetings of the shareholders of the Corporation shall be held at 915 Riverview Drive, Johnson City, Tennessee 37601, or at such other places may be designated by the president or the Board of Directors, or by the written consent of a majority of the shareholders entitled to vote at the meeting given either before or after the meeting and filed with the minutes of the proceedings of the shareholders.

        Section 3.02. Annual Shareholder Meetings. Unless a written consent of a majority of the shareholders entitled to vote at the annual meeting is filed with the secretary in lieu of an annual meeting, the annual shareholders' meeting shall be held at 10:00 a.m. on the Monday of the second week of February at 915 Riverview Drive, Johnson City, Tennessee 37601, if the day is not a legal holiday, and if a holiday, that on the first following day that is not a legal holiday. In the event the annual shareholder's meeting is not held at such time, the Board of Directors, the chairman of the Board of Directors, the president or shareholders holding not less than the majority of the shares entitled to vote at the meeting may call and give notice of the time and place of the annual meeting. The failure to hold the annual meeting or file the written consent in lieu thereof will not cause a forfeiture or disillusion of the Corporation.

        Section 3.03. Special Shareholder Meetings. Special shareholders' meetings may be called by the Board of Directors, the chairman of the Board of Directors, the president of shareholders holding not less than he majority of all the shares entitled to vote at the meeting.

        Section 3.04. Notice of Shareholder Meetings. Written notice stating the place, day, and hour of a shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than fourteen (14) days, no more than twenty-eight (28) days before the day of the meeting, either personally, or by mail, or by other means of written communication, charges prepaid, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each registered shareholder entitled to vote at the meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States Mail addressed to the shareholder at the shareholder's address as it appears on the stock transfer book of the Corporation, with postage prepaid. If the shareholder gives no address, notice shall be deemed to have been given to the shareholder if sent by mail or if the written communication addressed to the place where the Corporations' registered office is located, or if published at least once in some newspaper of general circulation in the county in which the Corporation's registered office is located. Where notice is required to be given and notice of two (2) previous consecutive annual meetings or notices at meetings or notice of taking of action without a meeting by written consent have been mailed and addressed to a shareholder at the address as shown on the records of the Corporation and have been returned as undeliverable, the given of a further notice to the shareholder is not required. Waiver by a shareholder in writing of notice of the meeting, is equivalent to given notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a meeting is a waiver of notice of the meeting.

        Section 3.05. Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, is a quorum at a shareholders' meeting. A shareholder may participate in a meeting of shareholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other and such participation shall constitute presence at the meeting. A shareholder's meeting commenced with a quorum may continue to do business until an adjournment, notwithstanding the withdrawal of a shareholder to leave less than a quorum.

        Section 3.06. Adjourned Shareholder Meetings. Any shareholders' meeting, whether annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but in the absence of the quorum no other business may be transacted at any shareholders' meeting. When any shareholders meeting, either annual or special, is adjourned, notice of the adjourned meeting shall be given as in the case of an original meeting.

        Section 3.07. Entry of Notice. An entry in the minutes of any meeting of shareholders, whether annual or special, to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that the requisite notice of the meeting was given to all shareholders as required by law and the Bylaws.

        Section 3.08. In Voting. Except as otherwise provided by law, only persons and whose names shares entitled to withstand on the stock registry of the Corporation on the day prior to any shareholders' meeting, or, if a record date for voting purposes is fixed as provided in Article 6, Section 6.01, of these Bylaws, then on that record date, shall be entitled to vote at the meeting. Voting may be by a role call or by ballot; provided, however, that all elections for directors must be by a ballot upon demand by a shareholder at any election and before the voting begins. Except as otherwise provided by law or by an expressed provision of the Articles of the Incorporation or of any Directors' Resolution for a series of Preferred Stock, each share is entitled to one vote, when a quorum is present at the commencement of any shareholders' meeting, the vote of the holders of the majority of the shares entitled to vote present, in person or by proxy, shall decide any question brought before the shareholders' meeting. The fractional shares shall not be entitled to any voting rights whatsoever.

        Section 3.09. Consent of Absentees. The transactions of any shareholders' meeting, either annual or special and however called to notice, shall be as valid as though had in a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or consent to the holding of the meeting, or an approval of the minutes thereof, all such waivers, consents or approvals shall be filed with a Secretary or be made part of the minutes of the meeting.

        Section 3.10. Action Without a Meeting. Any action which, under applicable provisions of law, may be taken or ratified in a meeting of the shareholders, may be taken or ratified without a meeting if authorized in writing by shareholders holding a majority of the voting power, except that if any greater proportion of voting power is required for such an action at a meeting, in the greater proportion if written consent is required. A meeting of the shareholders need not be called or noticed if action is taken by written consent. The shareholders entitled to sign the written consent shall be determined as of the earliest date that a shareholder signs the written consent. All written consents shall be filed with the minutes of the proceedings of the shareholders.

        Section 3.11. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by the person or by the persons' dully authorized agent and filed with the Secretary of the Corporation; provided that no proxy shall be valid after the expiration of twelve (12) months from the date of its execution unless the person executed had specified therein the length of time for which the proxy is continued in force, which in no event shall exceed two (2) years from the date of its execution.

        Section 3.12. Definition of "Shareholder". As used in these Bylaws, the term "Shareholder", in any term of like import, shall include all persons entitled to vote the shares held by a shareholder, unless the context in which the term is used indicates that a different meaning is intended.

                                    ARTICLE 4

                             THE BOARD OF DIRECTORS

        Section 4.01. Number of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exits any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) but the number shall be not less than one (1) nor more than fifteen (15). The members of the Board of Directors need not be shareholders.

        Section 4.02. Increase or Decrease of Directors. The minimum or maximum number of directors may be increased or decreased from time to time, and a meeting of the shareholders, by the affirmative vote of a majority of the issued and outstanding shares of the Stock of the Corporation. This Section of the Bylaws may be amended only the by the affirmative vote, at a meeting of the shareholders, of two-thirds (2/3) of the issued and outstanding shares of the Capital Stock of the Corporation or by a written consent sign by all of the shareholders.

        Section 4.03. Election. Members of the initial Board of Directors shall hold office until the first annual shareholders' meeting or until their successor shall have been elected and qualified. At the first annual shareholder's meeting and at each annual meeting thereafter, or by a written consent filed in lieu of an annual meeting, the shareholders shall elect Directors to hold office until the time for the next succeeding annual meeting. If any annual shareholders' meeting is not held and a written consent in lieu of an annual meeting is not filed, or if the Directors are not elected, the Directors may be elected at any special shareholders' meeting held for that purpose or the filing of a special written consent. Each Directors shall hold office for the term for which the Director is elected or until the Director's successor shall be elected and qualified.

        Section 4.04. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than quorum of the Board of Directors was present, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessors in an office. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the case of the death, a resignation or removal of any Directors, or if the authorized number of Directors being increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for that meeting, or if a vacancy is declared by the Board of Directors for any reason permitted by law. The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Board of Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of the Director's term of office.

        Section 4.05. Annual Meeting. Immediately after the annual meeting of the shareholders, at the same place as the meeting of the shareholders or such other places may be provided in a notice thereof, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before that meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the place of the meeting of the shareholders, in which case notice of the place of the meeting shall be given as provided in
Section 4.07.

        Section 4.06. Regular Meetings. Regular meetings of the Board of Directors shall be held at time and places within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by a written consent of all members of the Board of Directors. No notice of any kind to members of the Board of Directors for these regular meetings shall be necessary unless the meeting is to be held at a place other than the principal business office of the Corporation, in which case notice of a place of the meeting shall be given as provided in Section 4.07.

        Section 4.07. Other Meetings. Other meetings of the Board of Directors for any purpose or purposes may be held at anytime upon call by the president or, if the president is absent and unable for refuses of act, by any one (1) Director. The other meetings may be held at any place within or without the State of Nevada as may be designated from time to time by resolution of the Board of Directors or by written consent of all Directors. Written notice of the time and place of other meetings shall be delivered personally to each Director or sent to each Director by mail or by other form of written communication, charged prepaid, addressed to the Director at the Director's address as a shown upon the records of the Corporation or, if it is not so shown on the Corporation's records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case the notice is mailed or telegraph, it shall be deposited in the United States Mail or delivered to the telegraph company in the place in which the principal business office or the Corporation is located at least fourteen (14) days prior to the holding of the meeting. In case the notice is delivered personally as above provided, it shall be delivered at least ten (10) days prior to the time of the holding of the meeting. The mailing, telegraph, and/or delivery as above provided shall constitute due, legal and personal notice to the Director.

        Section 4.08. Notice of Adjourned Meetings. Notice of the time and place of the holding an adjourned meeting need not be given to absent Directors.

        Section 4.09. Entry of Notice. An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to all Directors as required by law and these Bylaws.

        Section 4.10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however, called to notice or wherever held, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to the holding of the meeting or approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporate records and made a part of the minutes of the meeting.

        Section 4.11. Quorum. A majority of the authorized number of Directors, or, in the event that a flexible number of Directors is authorized by the Article of a Corporation or these Bylaws, a majority of the exact authorized number of Directors, shall be necessary to constitute a quorum for the transaction of business, except to adjourn herein after provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by the Articles of a Corporation, these Bylaws are applicable law. If the number of Directors is one or two, the unanimous consent of the Directors shall be necessary for Board of Directors' action.

        Section 4.12. Adjournment. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated date and hour, provided, that in the absence of a quorum, a majority of the Directors present at any Directors' meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

        Section 4.13. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors under the Articles of Incorporation, these Bylaws, or under applicable law, may be taken without a meeting if all members of the Board of Directors shall individually or collectively consent, in writing, before or after the action, to the action. Any action by written consent shall have the same force and effect as a unanimous vote of all Directors. All written consents must be filed with the Secretary.

        Section 4.14. Fees and Compensation. Directors shall not receive any stated salary for their service as Directors or as members of committees, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed to Directors for the Director's services. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore.

        Section 4.15.  Indemnification.

        (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a Director, office, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employer or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines in amounts paid or in a settlement actually or reasonably paid or incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, had a reasonable cause to believe that the person's conduct was unlawful.

        (b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of a fact that the person is or was a Director, office, employee or agent of the Corporation, or is or was serving at the request of the Corporation as Director, office, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably paid or incurred by the person in connection with the defense or settlement of such action are sued if the person acted in good faith and in manner he reasonably believed to be in or not opposed to the best interest of the Corporation, provided however, that no indemnification shall be made in respect of any claim, issue or matter to which such person shall have been adjudged to be liable for a misfeasance or nonfeasance in the performance of a person's duty to the Corporation unless and only to the extent that, despite the adjudication of liability but in view of circumstances the case, such person fairly and equitably merits indemnification.

        (c) To the extent that a person may be entitled to indemnification by the Corporation under the Section is or has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), wherein defense of any claim, issue or matter therein, the person shall be indemnified against expenses, including attorneys' fees, actually and reasonably paid or incurred by the person in connection therewith.

        (d) Any indemnification under subsections (a) and (b), shall be made by the Corporation only as authorized in this specific case upon a determination that indemnification of the Director, officer, employee or agent is proper and the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (i) by the Board of the Directors by a majority vote of a quorum consisting of Directors who are not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, either by independent legal counsel or in written opinion, or as stockholders, or (iii) if required by law, the court in which such action, suit or proceeding was brought or another court of competent jurisdiction.

        (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation and in advance of the final disposition of such action, suit or proceeding if such payment is authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the Director, officer, employer or agent to repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the Corporation as authorized in this Section.

        (f) The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to the action in the person's official capacity and as to action in another capacity while holding such office.

        (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, an officer, employer or agent or the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employer or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status of such, whether or not the Corporation would have the power to indemnify the person against such liability under the provisions of this Section.

        (h) For purposes of this Section, references to the "Corporation" include all constituent Corporations absorbed in a consolidation or merger so that any person who is or was a director, officer, employer or agent of such a constituent Corporation or is or was serving at the request of such constituent Corporation as director, officer, employer or agent of another Corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as a person would if the person had served the resulting or surviving Corporation in the same capacity.

        (i) The provisions of this Section shall apply to the estate, executors, administrators, heirs, legatees or devises of a person entitled to indemnification herein under and the term "person", where used in this Section shall include the estate, executors, administrators, heirs, legatees, or devises of such person.

        Section 4.16. Power of Directors. Subject to limitations of the Articles of Incorporation, of these Bylaws, and other applicable law as to action to be authorized or improved by the shareholder and subject to the duties of Directors as prescribed by these Bylaws, all Corporate power shall be exercised by or under the authority of, and the business and affairs of the

Corporation shall be controlled by, the Board of Directors. Without prejudice to these general powers, but subject to the same limitations, it is hereby expressly declared that the Director shall have the following powers:

        (a) To select and remove all directors, agents, and employees of the Corporation, prescribe such powers and duties for them as may be not inconsistent with law, with articles of incorporation under these Bylaws, fix their compensation, and require from them security for faithful service;

        (b) To conduct, manage and control the affairs of the business of the Corporation and to make such rules and regulations therefore not inconsistent with the law, the articles of incorporation, and these Bylaws, as they may be deem best;

        (c) To change the registered office from one location to another within the same county as provided in Article 1, Section 1.02, hereof; to fix and locate from time to time one or more subsidiary offices of the Corporation, within or without the State of Nevada as provided in Article 1, Section 1.03, hereof; to designate any place within or without the State of Nevada for the holding of any shareholders' meeting or meetings; and to adopt, make and use a Corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of the seal and of the certificates from time to time, as in their judgment they may deem best, provided the seal and the certificate shall at all times comply with the provisions of the law;

        (d) To borrow money and incur indebtedness for the purposes of the Corporation, and a cause to be executed and delivered therefore, in a Corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefore;

        (e) To authorize the issuance of shares of the capital stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, tangible or intangible property actually received or such other consideration as may be authorized by law;

        (f) To adopt and administer, or provide for the administration of, employee stock purchase plans, employee stock option plans and any other plans or arrangements whereby directors, officers, employees or agents of the Corporation or any other entity may be entitled to acquire, authorized but unissued treasury stock or other securities of the Corporation, upon such terms and conditions as may from time to time be permitted by law;

        (g) To appoint committees, and to delegate to such committees, any of the powers and authority of the Board of Directors in the management of the business and affairs to the Corporation, except the power to declare dividends and to adopt, amend or repeal Bylaws. The Board of Directors shall have the power to prescribe the manner in which proceedings of the committees shall be conducted. The committee shall keep regular minutes of the their meetings and report the same to the Board of Directors when required. Each committee must be composed of one (1) or more Directors;

        (h) To lend money in furtherance of any other purposes of the Corporation; to invest the funds of the Corporation from time to time; and to take and hold any properties as security for the payment of funds so loaned and invested;

        (i) To lend money to employees, officers and directors, and to otherwise assist employees, officers and directors. Loans to members of the Board of Directors shall be made only upon the approval of a majority of the Board of Directors excluding the Director to whom the loan is to be made; and

        (j) To declare dividends upon a capital stock of the Corporation in currency, in property, or in shares of the capital stock, subject to the limitations of the Articles in a Corporation and of applicable law. For Payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as a Director from time to time and in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as Directors shall think conducive to the interest of the Corporation, and the Directors may modify or increase any such reserve and the manner in which in was created.

                                    ARTICLE 5

                                  THE OFFICERS


        Section 5.01. Officers. The officers of the Corporation shall be a president, secretary, and treasurer, and each of them shall be appointed by the Board of Directors. The Corporation may have such other executive officers as the Board of Director may create. Officers need not be Directors. One person may hold two (2) or more officers.

        Section 5.02. Election. The officers of the Corporation, except as officers as may be appointed in accordance with the provisions of Section 5.03 or of Section 5.05 of this Article, shall be elected annually by the Board of Directors, and each shall hold office until the officer shall resign or shall be removed for otherwise disqualified to serve, where the officer's successor shall be elected and qualified; provided that officers may be appointed at anytime by the Board of Directors, or, as permitted by Section 5.03 of this Article, by the president, for the purpose of initially filling an office or filling a newly created or vacant office.

        Section 5.03. Subordinate Officers. The Board of Directors may appoint, and may empower the president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for the term, and the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

        Section 5.04. Removal and Resignation. Any officer may, subject to any contractual arrangements between the officer and the Corporation, be removed, either with or without cause, by a majority of the directors in office at the time, at any regular or special meeting of the Board of Directors, or, except in case of an officer chosen by the Board of Directors, by the president or any other officer upon whom the power of removal may be conferred by the Board of Directors. Any officer may resign at anytime by giving written notice to the Board of Directors or to the president, or to the secretary of the Corporation. Any resignation shall take effect at the date of receipt of the notice or at any later time specified therein, and, must otherwise specify therein, the acceptance of a resignation shall not be necessary to make it effective.

        Section 5.05. Vacancies. A vacancy in any office because of death, or resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

        Section 5.06. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, or an officer senior to the president, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, had general supervision, direction and control of the business and officers of the Corporation. The president shall preside at all meetings of the shareholders, and, in the absence of the chairman of the board, or vice chairman, or officer, if any, senior to the president, at all meetings of the Board of Directors. The president shall be ex-officio a member of all standing committees, if any, and shall have the general powers and duties of management usually invested in the office of the president of a Corporation, and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

        Section 5.07. Vice President. In the absence or disability of the president, the vice president shall perform all of the duties of the president, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the president. The vice president shall have such other powers and perform such other duties as may be prescribed for him respectively by the Board of Directors, the president, the officer, if any, senior to the president for these Bylaws.

        Section 5.08. Secretary. The secretary shall keep or cause to be kept, at the registered officer, the principal business office or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at the Directors' meetings, the number of shares present or represented at

Shareholders' meetings, and of the proceedings thereof. The secretary shall keep or cause to be kept, in any form permitted by law, at the registered office, the principal business office or at the office of the Corporation's transfer agent, the stock register, or a duplicate stock register, revised at least once annually, showing the names of the shareholders and their resident addresses and the number and classes of shares held by each shareholder. If the share register or a duplicate share register is located at a place and there is a registered office at the Corporation, the secretary shall file a certificate with the resident agent located at the registered office setting out the name of the custodian of the stock ledger or a duplicate stock ledger, and the present and complete post office addresses, including state and number, if any, where such a stock ledger or duplicate stock ledger is kept. The secretary shall give, or cause to be given a notice of all meetings of the Shareholders and of the Board of Directors in written consents in lieu thereof required by the these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the president or these Bylaws.

        Section 5.09. Treasurer. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including the accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open to inspection by any Director. The treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation and such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and Board of Directors, whenever they are requested, an account of all transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the president for these Bylaws. If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties shall be satisfactory to the Board of Directors for the faithful performance of the duties of office of treasurer and for the restoration of the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under the treasurer's control belonging to the Corporation.

        Section 5.10. Corporate Bank Accounts. Bank accounts in the name of the Corporation may be open without the approval of the Board of Directors if opened with the consent of the both the president and treasurer of the Corporation. The treasurer shall inform the Board of Directors of any bank account opened by the president and treasurer of the Corporation pursuant to the authority granted in this Section at the next meeting of the Board of Directors.

        Section 5.11. Transfers of Authority. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that officer to any officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concur.

                                    ARTICLE 6

                                  MISCELLANEOUS

        Section 6.01. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty
(60) days prior to the date of the meeting or event for the purposes of which is fixed. When a record date is so fixed, only shareholders of records on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of any of the sixty (60) days.

        Section 6.02. Inspection of Corporate Records. The share register or duplicate share register, the books of account and minutes of proceedings of the shareholders and the Board of Director and committee or committees, if any, shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interest as a shareholder of as the holder of a voting trust certificate, it shall be exhibited at anytime when required by the demand of any shareholders' meeting of ten percent (10%) of the shares represented at the meeting. The right to inspect shall include the right to make extracts and copies. The Corporation may impose a reasonable charge to recover the cost of labor and materials and cost to produce such copies furnished to the shareholder. The inspection may be made in person or by an agent or attorney, if by agent or attorney the demand to inspect must be accompanied by a power of attorney executed by the shareholder which authorizes the agent or attorney to inspect the corporate records on behalf of the shareholder. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the president or the secretary of the Corporation.

        Section 6.03. Drafts. All checks, drafts, bonds, bills of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

        Section 6.04. Execution of Contracts. The Board of Directors, except as in these Bylaws otherwise provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes or other evidences of indebtedness, deeds of trust, and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the president and by the secretary or the treasurer. The Board of Directors may, however, authorize any one (1) of these officers to sign any such instruments, for and on behalf of the Corporation, without necessity of counter signature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures by any of such persons. No officer, agent or employee shall any power or authority to bind the Corporation by any contract or engagement or depledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

        Section 6.05. Certificates of Stock. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of the shares are fully paid up. All certificates shall be signed by the president and the secretary or be authenticated by facsimile of the signature of the president and secretary. Before it becomes effective, every certificate authenticated by a facsimile or a signature must be counter signed by a transfer agent or transfer clerk and registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, as required or permitted by law. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate or certificates shall cease to be an officer or officers of the Corporation, because of death, resignation or otherwise, before the certificate or certificates may have been delivered to the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation. Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or these Bylaws may be provide; provided, however, that any certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

        Section 6.06. Lost Certificate of Stock. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or stolen upon the making of any affidavit of that fact by the person claimed in the certificate of stock to be lost or destroyed. When authorized in the issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the shareholder's legal representative, to advertise the same in any manner as it shall require or give the Corporation a bond in any sum as it may direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

        Section 6.07. Representation of Shares. The president and the secretary of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority herein granted to these officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation and any other Corporation or Corporations may be exercised either by these officers in person or by any persons authorized to do so by proxy or power of attorney duly executed by these officers.

        Section 6.08. Inspection of Bylaws. The Corporation shall keep in its registered office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                                    ARTICLE 7

                                    AMENDMENT

        Section 7.01. Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written assent of shareholders entitled to exercise a majority of the voting power of the Corporation, unless a greater number is required by law, by the articles of Incorporation or by these Bylaws.

        Section 7.02. Power of Directors. Subject to the right of shareholders is provided in Section 7.01 of this Article 7 to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors; provided, however, that a Bylaw or an amendment thereof changing the authorized number of directors may be adopted, amended or repealed by any of the shareholders, except that if a flexible number of directors is authorized by the Articles of Incorporation or by these Bylaws, a Bylaw or amendment thereof fixing the exact number of directors within the limits specified in the Articles of Incorporation or these Bylaws may be adopted, amended or repealed by the Board of Directors.

                           CERTIFICATE OF SECRETARY OF

                         FLOUR CITY INTERNATIONAL, INC.

        I, John W. Y. Tang hereby certify:

        1. That I am the duly appointed Secretary of Flour City International, Inc.

        2. That the attached Bylaws, are the currently effective Bylaws of Flour City International, Inc., as duly adopted by the Board of Directors.

        IN WITNESS THEREOF, I have subscribed my name this 24 day of January, 1997.



                                            /s/ JOHN W.Y. TANG
                                            -------------------------------
                                            John W.Y. Tang, Secretary

                         FLOUR CITY INTERNATIONAL, INC.

                       CERTIFICATE OF ADOPTION OF BYLAWS

     Adoption by Board of Directors. The undersigned, being all of the persons appointed in the Articles of Incorporation to act as the first Board of Directors of the above-named corporation (or being their duly appointed successors) hereby assent to the foregoing Bylaws, and adopt the same as the Bylaws of said corporation.
     IN WITNESS WHEREOF, we have hereunto set our hands this 16th day of January, 1997.

     Name                                        Signature

     John W.Y. Tang                                 John W.Y. Tang
                                       -----------------------------------------

     Michael Russo                                   Michael Russo
                                       -----------------------------------------

     Johnson Fong                                    Johnson Fong
                                       -----------------------------------------


Certificate by Secretary of Adoption by Directors.
     THIS IS TO CERTIFY:
     That I am the duly elected, qualified and acting Secretary of the above-named corporation and that the above and foregoing Bylaws were adopted as the Bylaws of said corporation on the date set forth above by the persons appointed in the Articles of Incorporation to act as the first Directors of said corporation, or their duly appointed successors.
     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of January, 1997.

                                       /s/ John W.Y. Tang, Secretary
                                       -----------------------------------------
                                       John W.Y. Tang, Secretary

Certificate by Secretary of Adoption by Shareholders' Vote.
     THIS IS TO CERTIFY:
     That I am the duly elected, qualified and acting Secretary of the above-named corporation and that the above and foregoing Code of Bylaws was submitted to the shareholders at their first meeting held on the date set forth in the Bylaws and recorded in the minutes thereof was ratified by the vote of shareholders entitled to exercise the majority of the voting power of said corporation.
     IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of January, 1997.

                                       /s/ John W.Y. Tang, Secretary
                                       -----------------------------------------
                                       John W.Y. Tang, Secretary